EXHIBIT 10.12
                                24/7 MEDIA, INC.
                     E-MAIL NEWSLETTER MANAGEMENT AGREEMENT

         WHEREAS, the undersigned (hereinafter the "List Owner") is the operator and owner of opt-in email databases and opt-in newsletter(s) (the "Lists") specified on the signature pages hereto;

         WHEREAS, 24/7 Media, Inc. , a Delaware corporation with an address at 1250 Broadway, 26th floor, New York, NY 10001, and 24/7 Mail, a division of 24/7 Media, Inc., ("24/7 Mail"), (collectively, "24/7 Media") operate a network of email lists and newsletters (the "24/7 Mail Network") for which it solicits advertisers, advertising agencies, buying services or others ("Advertisers"), regarding the placement of advertising banners, text links, buttons, jump pages and similar devices, as well as all elements of sponsorship or promotion ("Advertising") for display in opt-in email messages and newsletters distributed to the Lists reasonably suitable for advertising;

         WHEREAS, List Owner and 24/7 Media wish to include the Lists in the 24/7 Mail Network;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1. TERM. The initial term ("Initial Term") of the Agreement shall be one year, beginning on the Effective Date (as defined on the signature page hereto).

2. RENEWAL/TERMINATION. Following the Initial Term, the Agreement may be renewed for subsequent terms of one year each. As used herein, "Term" shall mean the Initial Term and any renewal term. Renewal shall be evaluated thirty (30), days prior to the end of the then current Term. Notwithstanding the foregoing, either party may terminate this Agreement, for any reason, 180 days after the Effective Date.

3. OBLIGATIONS OF 24/7 MAIL. In furtherance of the foregoing, 24/7 Media covenants and agrees:

         A. to utilize best efforts to sell Advertising on the Lists, (including sales of the Lists as a single list, through multi-list packages and through the 24/7 Mail Network, at such prices as 24/7 Mail shall deem appropriate);

         B. to provide the List Owner with notice, via fax, phone or e-mail, of new Advertising that has been solicited by 24/7 Mail to be offered to the Lists, and to honor any decision by List Owner to decline any Advertising, providing however that Advertising will not be unreasonably withheld;

         C. to deliver to the List Owner a monthly statement showing revenues earned by List Owner during the calendar month and any sum(s) due the List Owner on account thereof pursuant to
                  Section 4 hereof; and

         D. to maintain suitable and qualified personnel in administrative, sales and technical positions necessary for 24/7 Media to perform effectively the terms of this Agreement;

         E. to advertise the Lists in industry trades, publications and through email and direct mail.

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         F.       to manage the opt-out and unsubscribe processes with respect to the Lists by providing the appropriate opt-out language to subscribers and a URL address in email messages where subscribers can opt-out of the Lists;

         G. to use its best efforts to: (i) manage the placement of Advertising sold by 24/7 Media in the Lists; (ii) distribute email messages to end-users within 24 hours from the sale of Advertising to the Lists; (iii) track and report to 24/7 Media the delivery and click-through rates, for each URL or link, of each campaign within 72 hours from the distribution of such campaign.

4.       OBLIGATIONS OF LIST OWNER. The List Owner covenants and agrees:

         A. to use its best efforts to maintain the collection and management of the Lists in a manner consistent with the initial intent of the Lists;

         B. staff an account representative to maintain the relationship with 24/7 Media. This person will be responsible for all communication between 24/7 Media and the Company for all campaigns under consideration.

         C. to provide at the point of user registration the option of accepting HTML or plain text e-mail;

         D. to maintain and post at the point of user registration a Direct Marketing Association (DMA) or other widely accepted industry compliant privacy policy (i.e., TRUSTe or Better Business Bureau) and to adhere to a widely-accepted industry practice to manage the consumers right to opt-out of the Lists;

         E. to notify 24/7 Media within one business day from the time of notice when any new Advertising given by 24/7 Media to the List Owner, of the List Owner's rejection of any new Advertising will be considered acceptance of the campaign and will be applied to the guarantee regardless of the Company's decision to prevent the Advertising after the 24 hour approval period.

         F. to furnish 24/7 Media with all subscribership, viewership, inventory, and usage reports, reviews and audience studies, deliveries, census requirements, and any other information, on a monthly basis, regarding the Lists as is reasonably available to the List Owner and appropriate for use by 24/7 Media for the sale of Advertising; and

         G. not to engage, contract with, license or permit any person, firm or entity to represent, market or sell Advertising on the Lists. Notwithstanding the foregoing, employees of the List Owner may sell Advertising to the Lists to the Advertisers identified in Appendix A. Employees of the List Owner shall direct all other List inquires to 24/7 Media. ,

5.       PAYMENTS.

         A. Advertisers shall be directed to pay to 24/7 Media all cash and other consideration generated from the sale of Advertising by 24/7 Media during the term of this Agreement and for a period of six months following the termination of this Agreement.

         B. 24/7 Media shall pay List Owner 80%of Net Revenue. Net Revenue shall be defined as gross revenue collected minus broker commissions paid by 24.7 Media. 24/7 Media will, at its sole discretion, determine the price of Advertising to the Lists.

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         C.       In the event any Advertiser remits any payment for Advertising sold by 24/7 Media directly to the List Owner rather than to 24/7 Media, the List Owner agrees to make prompt full payment to 24/7 Media of any and all such payments.

         D. List Owner will be obligated to compensate 24/7 Media after the expiration of this Agreement for any business contracted by 24/7 Media prior to the termination or expiration of the Term of this Agreement.

6. INTELLECTUAL PROPERTY. All hardware, software, programs, codes, trade names, technology, intellectual property, licenses, patents, trademarks, copyrights, trade secrets, know-how, and processes (collectively, the "24/7 Media Technology") used by 24/7 Media Mail under this Agreement shall remain the sole property of 24/7 Media Mail. List Owner shall have no rights, title or interest in the 24/7 Media Technology. All hardware, software, programs, codes, trade names, technology, intellectual property, licenses, patents, trademarks, copyrights, trade secrets, know-how, and processes (collectively, the "List Owner Technology") used by List Owner under this Agreement shall remain the sole property of List Owner. 24/7 Media shall have no rights, title or interest in the List Owner Technology. Upon the expiration or termination of this Agreement, each party shall promptly return all information, documents, manuals and other materials belonging to the other party except as otherwise provided in this Agreement.

7. CONFIDENTIALITY. 24/7 Media and List Owner covenant to each other that neither party shall disclose to any third party (other than its employees and directors, in their capacity as such, and the employees and directors of any affiliate on a need to know basis so long as they are bound by the terms of this Agreement) any information regarding the terms and provisions of this Agreement or any non-public confidential information which has been identified as such by the other Party hereto except (i) to the extent necessary to comply with any law or valid order of a court of competent jurisdiction (or any regulatory or administrative tribunal), in which event the party so complying shall so notify the others as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information, if available; (ii) as part of its normal reporting or review procedure to its auditors or its attorneys, as the case may be, so long as they are notified of the provisions of this Agreement;
         (iii) in order to enforce its rights pursuant to this Agreement; (iv) in connection with any filing with any governmental body or as otherwise required by law, including the federal securities laws and any applicable rules and regulations of any stock exchange or quotation system; and (v) in a confidential disclosure made in connection with a contemplated financing, merger, consolidation or sale of capital stock of 24/7 Media or the List Owner . Information which is or should be reasonably understood to be confidential or proprietary includes, but is not limited to, information about the 24/7 Mail Network, sales, cost and other unpublished financial information, product and business plans, projections, marketing data, and sponsors but shall not include information (a) already lawfully known to or independently developed by a party, (b) disclosed in published materials, (c) generally known to the public, (d) lawfully obtained from any third party or (e) required to be disclosed by law.


8. CONTENT OF NEWSLETTER. List Owner covenants and agrees not to include or provide via the Newsletter or the Newsletter's Pages any material that is or may be considered: (i) libelous, pornographic, obscene, or defamatory under any federal or state law; (ii) an infringement of any third party's intellectual property rights (including copyright, patent, trademark, trade secret or other proprietary rights); or (iii) an infringement on any third party's rights of publicity or privacy. List Owner further covenants and agrees, with respect to the operation of its Newsletter and its Pages, to comply with all laws, statutes, ordinances, and regulations.

9. INDEMNICATION. List Owner shall indemnify and hold harmless 24/7 Media, its advertisers and other suppliers and any related third parties, against and in respect of any and all third party

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         claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including reasonable legal fees and expenses of attorneys chosen by 24/7 Media) as and when incurred, arising out of or based upon any act or omission or alleged act or alleged omission by List Owner in connection with the acceptance of, or the performance or non-performance by List Owner of, any of its duties under this Agreement or arising from the breach by List Owner of its warranties, representations or covenants contained in this Agreement. 24/7 Media shall indemnify and hold harmless the List Owner, against and in respect of any and all third party claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including reasonable legal fees and expenses of attorneys chosen by List Owner) as and when incurred, arising out of or based upon any act or omission or alleged act or alleged omission by 24/7 Media in connection with the acceptance of, or the performance or non-performance by 24/7 Media of, any of its duties under this Agreement or arising from the breach by 24/7 Media of its warranties, representations or covenants contained in this Agreement.

10. NO POACHING; List Owner agrees that, during the Term and for a period of one year from the end of the Term, neither it nor its affiliates will solicit or recruit the services of any 24/7 Media employees, or hire any such employees. List Owner agrees that during the term of this agreement and for 90 days thereafter neither it nor is affiliates or agents will solicit advertising from their clients who have placed advertising through 24/7 Media.

11. NO WAIVER; This Agreement shall not be waived, modified, assigned or transferred except by a written consent to that effect signed by List Owner and 24/7 Media, provided however, that 24/7 Media may transfer or assign this Agreement without the consent of List Owner in the event of a merger of 24/7 Media with, or a sale of all or substantially all of its assets, to a third party. List Owner agrees that if it assigns or transfers this Agreement, it shall cause such successor, assignee, or transferee to assume all of the List Owner 's obligations hereunder. Any assignment, transfer, or assumption shall not relieve the List Owner of liability hereunder.

12. GOVERNING LAW; This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed therein, without regard to principles of conflicts of laws.

13. NOTICES; All notices required or permitted to be given hereunder shall be in writing and either hand-delivered, telecopied, mailed by certified first class mail, postage prepaid, or sent via electronic mail to the other party or parties hereto at the address(es) set forth below. A notice shall be deemed given when delivered personally, when the telecopied notice is transmitted by the sender, three business days after mailing by certified first class mail, or on the delivery date if delivered by electronic mail.

14. ENTIRE AGREEMENT; This Agreement constitutes the entire agreement and supersedes all prior agreements of the Parties with respect to the transactions set forth herein and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

15. COUNTERPARTS; This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

16. FORCE MAJEURE; Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including but not limited to fire, floods, failure of communications systems or networks, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor

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         disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party; provided, however, that the party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed. Either party shall provide the other party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The parties shall mutually seek a resolution of the delay or the failure to perform as noted above.


17. SEVERABILITY; Should one or more provisions of this Agreement be or become invalid, the parties hereto - shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.

18. DISPUTE RESOLUTION; Any controversy or claim arising out of or relating to the Agreement, or the breach thereof, shall be settled exclusively by arbitration. Such arbitration shall be conducted before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. If arbitration is commenced by 24/7 Media, it shall take place in the city in the continental United States in which the principal U.S.A. corporate offices of List Owner are located. If List Owner has no corporate offices in the U.S.A. or if arbitration is commenced by List Owner, then arbitration shall take place in New York, New York. Judgment may be entered on the arbitrator's award in any court having jurisdiction, and the parties irrevocably consent to the jurisdiction of such courts for that purpose. The parties waive personal service in connection with any such arbitration; any process or other papers under this provision may be served outside the home state of List Owner or New York by registered mail, return receipt requested, or by personal service, provided a reasonable time for appearance or response is allowed. All decisions of the arbitrator shall be final and binding on the parties. The parties shall equally divide all costs of the American

         Arbitration Association and the arbitrator. Each party shall bear its own legal fees in any dispute. The arbitrator may grant injunctive or other relief.

19. INDEPENDENT CONTRACTORS; 24/7 Media and List Owner shall each act as independent contractors. Neither party shall exercise control over the activities and operations of the other party. 24/7 Media and List Owner shall each conduct all of its business in its own name and as it deems fit, provided it is not in derogation of the other's interests. Neither party shall engage in any conduct inconsistent with its status as an independent contractor, have authority to bind the other with respect to any agreement or other commitment with any third party, nor enter into any commitment on behalf of the other, except as expressly provided for by this Agreement.

                                  [END OF TEXT]

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           [SIGNATURE PAGE TO E-MAIL NEWSLETTER AFFILIATION AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement this ___ day of ____________________, 1999 (the "Effective Date").

24/7 MEDIA, INC.

By:                                    [ILLEGIBLE]
                        ----------------------------------------
Name:                                  [ILLEGIBLE]
                        ----------------------------------------
Title:                                 [ILLEGIBLE]
                        ----------------------------------------
E-mail address:                        [ILLEGIBLE]
                        ----------------------------------------
CLIENT:

Name of List Owner:     eDiets

Name of Newsletter:
                        ----------------------------------------
Address:                3467 Hillsboro Boulevard

Address:                Deerfield Beach, FL  33442

By:                     /s/ DAVID R. HUMBLE
                        ----------------------------------------
Name:                   David Humble

Title:                  CEO

E-mail address:         drhumble@ediets.com